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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
QUIDEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121
(858) 552-1100

April 12, 2002

Dear Quidel Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, May 21, 2002, at 10:30 a.m., at the Del Mar Marriott Hotel, 11966 El Camino Real, San Diego, California 92130. At this meeting you will be asked to consider and vote upon the election of seven nominees to the Board of Directors, and such other matters as may properly come before the meeting.

        Enclosed are the Notice of the Annual Meeting, the Proxy Statement, and a copy of Quidel's Annual Report to Stockholders.

        You are urged to vote on, date, sign and return the enclosed proxy in the enclosed prepaid envelope addressed to American Stock Transfer & Trust Company, our agent, to ensure that your shares will be represented at the meeting. Prompt response is helpful, and your cooperation will be appreciated. Your shares cannot be voted unless you sign, date and return the enclosed proxy or attend the Annual Meeting in person.

        The Board of Directors and the officers of Quidel look forward to seeing you at the meeting.

Sincerely yours,

S. Wayne Kay
President and Chief Executive Officer

QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121
(858) 552-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2002

Dear Quidel Stockholder:

        The Annual Meeting of Stockholders of Quidel Corporation will be held on Tuesday, May 21, 2002, at 10:30 a.m., at the Del Mar Marriott Hotel, located at 11966 El Camino Real, San Diego, California 92130, for the following purposes:

          1.    To elect seven directors to the Board of Directors to serve for the ensuing year and until their successors are elected;

          2.    To transact other business properly presented at the meeting or any adjournments or postponements of the meeting.

        Only stockholders of record at the close of business on April 2, 2002 are entitled to receive notice of and to vote at the meeting and any adjournment of the meeting.

        The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the seven nominees for the Board of Directors named in the accompanying Proxy Statement.

        All stockholders are cordially invited to attend the meeting. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the meeting. If you attend the meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,
S. Wayne Kay President and Chief Executive Officer

San Diego, California
April 12, 2002

QUIDEL CORPORATION
10165 McKellar Court
San Diego, California 92121
(858) 552-1100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2002

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation, a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, May 21, 2002, and at any and all adjournments and postponements of the meeting. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about April 12, 2002. Proxies allow properly designated individuals to vote on your behalf at the meeting.

        The expense of this solicitation will be paid by Quidel. In addition to solicitation by mail, proxies may be solicited in person or by telephone or facsimile by personnel of Quidel who will not receive any additional compensation for such solicitations. Quidel has retained InvestorCom, Inc., a professional soliciting organization, to aid in the solicitation of proxies to be voted at the annual meeting at an estimated cost of $4,000 plus out-of-pocket expenses. Quidel will also pay brokers or other persons holding stock in their name or the names of their nominees for the expenses of forwarding soliciting material to their principals.

VOTING

        The close of business on April 2, 2002 has been fixed as the record date (the "Record Date") for determining which stockholders are entitled to notice of and to vote at the meeting. On the Record Date, 28,757,102 shares of Quidel's voting common stock were outstanding. Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. A quorum is required to transact business at the meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements of the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes (up to seven directors) will be elected. For proposals other than the election of directors, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

        Unless otherwise designated, each proxy will be voted FOR the seven nominees for election as directors named below. The seven nominees receiving the highest number of votes at the meeting will be elected. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to the stockholder's directions. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting by submitting a written notice of revocation to the Secretary of Quidel or by filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the meeting and elects to vote in person the shares represented by the proxy. Attendance at the meeting will not by itself revoke a proxy.

CHANGE IN FISCAL YEAR END

        During October 1999, the Company changed its fiscal year from a March 31 fiscal year end to a December 31 fiscal year end. Therefore, certain tables in the Proxy Statement present data for the nine months ended December 31, 1999.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Election

        Quidel's directors are to be elected at each Annual Meeting of Stockholders. At the meeting, seven directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes (up to seven directors) at the meeting, will be elected. The Board of Directors of Quidel recommends that the stockholders vote FOR the seven nominees named below for the Board of Directors.

        The nominees for election as directors at the meeting set forth in the table below are all incumbent directors. The Board of Directors currently intends to appoint André de Bruin to continue as the Executive Chairman of the Board provided that he is reelected. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR the nominee. If any of the nominees for director should before the meeting become unable to serve if elected, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by Quidel's existing Board of Directors, unless other directions are given in the proxies.

Name of Nominee(1)	Age	Principal Occupation	Director Since
André de Bruin	55	Executive Chairman of the Board, Quidel Corporation	1997
Thomas A. Glaze	54	Chief Executive Officer, Metabolex, Inc.	1979
S. Wayne Kay(2)	51	President and Chief Executive Officer, Quidel Corporation	2001
Margaret G. McGlynn, R.Ph.	42	Executive Vice President, Merck & Co., Inc.	1996
Richard C.E. Morgan	58	Chief Executive Officer, VennWorks LLC	1990
Mary Lake Polan, M.D., Ph.D.	58	Professor and Chair, Department of Gynecology and Obstetrics, Stanford University School of Medicine	1993
Faye Wattleton	58	President, Center for Gender Equality	1994

(1)
John D. Diekman, Ph.D., who has been a member of the Board of Directors since 1988, has notified the Company that for personal reasons he desires to retire from the Board. By resolution of the board of directors, the size of the board was reduced from eight to seven members effective as of the time of Mr. Diekman's retirement.

(2)
Pursuant to the terms of Mr. Kay's Employment Agreement with Quidel, as amended August 13, 2001, so long as Mr. Kay remains Quidel's Chief Executive Officer he will be nominated for election to the Board of Directors.

Biographical Information

        ANDRÉ de BRUIN was appointed Executive Chairman of the Board of Directors of Quidel on August 8, 2001. Prior to that Mr. de Bruin served as Vice Chairman of the Board since June 23, 1997 and as Chief Executive Officer since June 9, 1998. Mr. de Bruin also served as President of Quidel from June 9, 1998 until January 1, 2001. Mr. de Bruin was a part-time employee of Quidel from June 23, 1997 until June 9, 1998. Prior to joining Quidel, Mr. de Bruin was President and Chief Executive Officer of Somatogen, Inc., a publicly-held biopharmaceutical company, since July 1994. He was elected Chairman of the Board of Somatogen in January 1996. Baxter International, Inc. acquired Somatogen in May 1998. Prior to joining Somatogen, Mr. de Bruin was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation, a U.S. subsidiary of Corange Ltd., a private, global health care corporation, subsequently acquired by Hoffman-La Roche. Mr. de Bruin serves as the Chairman of the Board of Directors of Diametrics Medical, Inc., a public company that manufactures and markets proprietary critical care blood and tissue analysis systems. Mr. de Bruin is also a member of the Board of Directors of Metabolex, Inc., a privately held company founded to develop therapeutics for diabetes and related metabolic diseases, and Molecular Staging, Inc., a company engaged in the research and development of genomic and proteomic technology for life sciences markets. He also serves as an advisor to Ferrer Freeman and Thompson, a healthcare investment firm in Greenwich, Connecticut. He has been involved in the global healthcare industry for more than 30 years in pharmaceuticals, devices and diagnostics.

        THOMAS A. GLAZE, a co-founder of Quidel, has been a director since April 1979 and was appointed Chairman of the Board in December 1980, a position he held until April 1992. Mr. Glaze served as President of Monoclonal Antibodies, Inc., the predecessor of the Company, from April 1979 to April 1988 and Chief Executive Officer from April 1988 to January 1991. Mr. Glaze is currently Chief Executive Officer of Metabolex, Inc., a privately held company founded to develop therapeutics for diabetes and related metabolic diseases, and a director of Fluitek Corporation, a distributor of industrial fluid filter elements.

        S. WAYNE KAY was elected to the Board of Directors of Quidel on May 23, 2001 and became Quidel's President and Chief Executive Officer on August 8, 2001. Prior to that, Mr. Kay served as President and Chief Operating Officer of Quidel since January 1, 2001. Mr. Kay previously was employed by Neoforma.com, where he served as Senior Vice President since December 13, 1999. From 1994 to 1999, Mr. Kay served as President and Chief Executive Officer of the Health Industry Distributors Association. Mr. Kay served as President and Chief Executive Officer of Enzymatics, Inc. from 1989 to 1994. Additionally, Mr. Kay worked at SmithKline Beecham from 1973 through 1989, where he became the President of SmithKline Diagnostics.

        MARGARET G. McGLYNN, R.Ph. has served as an Executive Vice President of Merck & Co, Inc. since 2001 and is responsbile for providing leadership for the sales and managed care organization for Merck's primary care products in the United States. Prior to that, Ms. McGlynn served as Senior Vice President of Worldwide Human Health Marketing at Merck & Co., Inc., where she was responsible for providing marketing and overall commercial leadership to the development of Merck human health products and franchises on a global basis. Prior to that, Ms. McGlynn served as Senior Vice President of Health and Utilization Management at Merck-Medco Managed Care. She also previously held several positions at Merck in the U.S. Pharmaceutical division, including sales, marketing, business development and managed care marketing.

        RICHARD C.E. MORGAN has been a director of Quidel since May 1990 and was Chairman of the Board of Directors from July 1995 until August 2001. In November 1999, Mr. Morgan co-founded

VennWorks LLC, a creator and operator of technology companies. Mr. Morgan is the Chairman and Chief Executive Officer of VennWorks LLC. Since January 1998, Mr. Morgan has been the Managing Member of Amphion Capital Management, L.L.C., a private equity and venture capital firm and the successor company to the asset management division of James D. Wolfensohn, Inc. Since 1986, he has been a Managing Member of Amphion Partners L.L.C. (formerly Wolfensohn Partners L.P.), a venture capital partnership that is the general partner of Amphion Ventures L.P. (formerly Wolfensohn Associates L.P.). Mr. Morgan is currently chairman and a director of AXCESS, Inc., an RFID security systems company, a director of Celgene Corporation, a biopharmaceutical company, he was a director of ChromaVision Medical Systems, Inc., a medical diagnostic company, until November of 2001, a director of Indigo N.V., a digital printing systems company, until its purchase by Hewlett-Packard in March of 2002 and is chairman and a director of several private technology and healthcare companies. Mr. Morgan is also a director of ORBIS International, Inc., a non-profit organization dedicated to fighting blindness worldwide.

        MARY LAKE POLAN, M.D., Ph.D. has served as the Chair of the Department of Gynecology and Obstetrics at Stanford University School of Medicine since 1990. She received her Bachelor of Science Degree from Connecticut College, followed by a Ph.D. in Molecular Biophysics and Biochemistry, and an M.D. from Yale University School of Medicine. She remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. She was on the faculty at Yale University until 1990, when she joined Stanford University. She received a Masters of Public Health degree from the University of California, Berkeley in June 2001 and is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, her interests have been in the interaction between the immune and endocrine systems and the role of monokines in reproductive events. Dr. Polan also serves on the Board of Directors of Wyeth and ChromaVision Medical Systems, Inc., a medical diagnostics company. Dr. Polan previously served on the Board of Directors of Metra Biosystems, Inc., a publicly held company, until it was acquired by Quidel in July 1999.

        FAYE WATTLETON brings to the Board of Directors over 25 years of experience as a leader and administrator in the fields of women's health and reproductive rights. She is past president of the Planned Parenthood Federation of America. Since 1995, she has been President of the Center for Gender Equality, a research and education institution, and since 1985, President of Mefel Associates, a management consulting firm. She was inducted into the National Women's Hall of Fame in 1993. Ms. Wattleton received her Bachelor of Science Degree in nursing from Ohio State University and her Master of Science Degree from Columbia University in midwifery and maternal and infant health. She is the holder of 12 honorary doctorates. She presently serves on the Board of Directors of Estêe Lauder Companies, Empire Blue Cross and Blue Shield, Biotechnology General, and is a trustee of Columbia University.

Board of Directors' Meetings and Committees

        The Board of Directors held six meetings during the year ended December 31, 2001.

Audit Committee

        During the year ended December 31, 2001, the Audit Committee of the Board of Directors consisted of Mr. Glaze (Chairman), Ms. McGlynn and Ms. Wattleton. The Audit Committee met four times during the year. The Audit Committee recommends engagement of the independent public accountants and approves the services performed by the independent accountants. In addition, the Audit Committee reviews and evaluates Quidel's accounting principles and its system of internal accounting controls. None of the members of the Audit Committee are officers or employees of Quidel or any of its subsidiaries.

        Quidel's securities are listed on The Nasdaq National Market and are governed by the National Association of Securities Dealers' ("NASD") listing standards. During the past year, all of the Audit Committee members were "independent" under the independence standards for audit committee members, set forth in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The report of the Audit Committee of the Board of Directors begins on page 18. The charter adopted by the Audit Committee was attached to last year's Proxy Statement as Appendix C.

Nominating and Compensation Committee

        During the year ended December 31, 2001, the Nominating and Compensation Committee consisted of Mr. Morgan (Chairman), Dr. Diekman and Dr. Polan. The Nominating and Compensation Committee reviews and approves Quidel's compensation policies. The Nominating and Compensation Committee met three times during the year. The Nominating and Compensation Committee will consider nominees for director recommended by stockholders of Quidel. For the Nominating and Compensation Committee to consider director nominations submitted by Quidel stockholders, stockholders eligible to vote at Quidel's annual meeting must submit and Quidel's Secretary must receive the stockholders' nominations not less than 60 nor more than 90 days before the date of Quidel's annual meeting. If less than 60 days notice of the annual meeting is given to Quidel stockholders, then stockholder nominations for director must be received not more than 10 days after notice of the annual meeting is given. For more information on submitting nominations for directors or executive officers, please see the section captioned "DEADLINE FOR STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2003 ANNUAL MEETING" which begins on page 19. The report of the Compensation Committee of the Board of Directors on Executive Compensation begins on page 16.

        All directors attended 80% or more of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which the directors served.

Director Compensation

        Directors who are not employees of Quidel receive an annual retainer of $12,000. In addition, non-employee directors receive a meeting fee of $1,500 per meeting. The chairman of each committee of the Board of Directors also receives an annual retainer of $1,000.

        Ms. Wattleton is currently serving as a consultant to Quidel. She received a total of $13,750 for consulting services rendered during the year ended December 31, 2001.

        Under Quidel's 1996 Non-Employee Directors Plan, each non-employee director was automatically granted a one-time option to purchase 40,000 shares of common stock (subject to a four-year quarterly vesting schedule) upon initial election or appointment to the Board of Directors. The 1996 Non-Employee Directors Plan was amended on November 1, 2000, to provide for the one-time grant of an option to purchase up to 20,000 shares of common stock (subject to a four-year quarterly vesting schedule) to each non-employee director serving on the Board of Directors on that date, except for George Dunbar who was previously a director. All such options were granted at exercise prices equal to the fair market value of the common stock on the date of grant. The 1996 Non-Employee Directors Plan was terminated in 2001 upon stockholder approval of the 2001 Equity Incentive Plan and no new options are being granted under the 1996 plan. However, options previously granted under the 1996 plan will continue to be governed by the 1996 plan until they either expire or are exercised. As of December 31, 2001, options to purchase 339,445 shares of common stock under the 1996 Non-Employee Directors Plan remained outstanding.

        Under the 2001 Equity Incentive Plan, each non-employee director automatically receives, upon becoming a non-employee director, a one-time grant of an option to purchase up to 40,000 shares of Quidel's common stock, which will vest 25% on the first anniversary of the grant date and 6.25% at the end of each of the twelve three-month periods following the first anniversary of the grant date, in each case if such non-employee director has remained a director for the entire period from the date of grant to such vesting date. In addition, each non-employee director also automatically receives an option to purchase up to 40,000 shares of common stock on the fourth, eighth, etc. anniversary of such director's initial appointment or election as a director, which will vest 25% on the first anniversary of the grant date and 6.25% at the end of each of the twelve three-month periods following the first anniversary of the grant date, in each case if such non-employee director has continuously served as a director since his or her election or appointment and is a non-employee director on such date, provided however, that each non-employee director who was elected as a continuing director at Quidel's 2001 Annual Meeting of Stockholders received a one-time grant of an option to purchase up to 20,000 shares of common stock on the date of the 2001 Annual Meeting and is not eligible to receive an additional option to purchase up to 40,000 shares of common stock until the fourth, eighth, etc. anniversary of the date of the 2001 Annual Meeting of Stockholders, in each case if the non-employee director has continuously served as a director since his or her election or appointment and is a non-employee director on such date. All of the foregoing automatic grants of "non-employee director options" under the 2001 Equity Incentive Plan will have an exercise price equal to the fair market value of Quidel's common stock on the date of grant, have a term of 10 years and vested options cease to be exercisable on the date that is 365 days after a non-employee director ceases to be a director of Quidel. In addition to the foregoing automatic awards of non-employee director options, each non-employee director is eligible to receive other awards under the 2001 Equity Incentive Plan, such as non-qualified stock options other than non-employee director options, at the discretion of the administrator of the plan. No such other awards have been granted as of April 12, 2002. As of December 31, 2001, options to purchase 490,550 shares of common stock under the 2001 Equity Incentive Plan were outstanding.

Vote Required and Board Recommendation

        The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

        The Board of Directors recommends that you vote in favor of each named nominee in Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of the Quidel's common stock beneficially owned as of April 2, 2002 by (i) those known to be the beneficial owners of more than five percent (5%) of the outstanding common stock, (ii) each of the present directors and nominees for director, (iii) each executive officer named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. On April 2, 2002 there were 28,757,102 shares of common stock outstanding.

	Beneficial Ownership of Common Stock(1)
Name	Number of Shares	Percent(2)
Beneficial Owners
Larry N. Feinberg(3) c/o Oracle Associates, LLC 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830	2,488,200	8.65%
Jack W. Schuler(4) 28161 North Keith Drive Lake Forest, IL 60045	1,887,931	6.57%
Entities affiliated with LeRoy C. Kopp(5) 7701 France Avenue South, Suite 500 Edina, MN 55435	3,341,100	11.62%
Directors and Nominees for Director
André de Bruin(6)	1,126,695	3.77%
John D. Diekman, Ph.D.(7)	76,927	*
Thomas A. Glaze(8)	246,440	*
S. Wayne Kay(9)	117,187	*
Margaret G. McGlynn, R.Ph.(10)	57,500	*
Richard C.E. Morgan(11)	407,847	1.41%
Mary Lake Polan, M.D., Ph.D.(12)	77,500	*
Faye Wattleton(13)	12,500	*
Named Executive Officers
Paul E. Landers	—	*
Mark E. Paiz(14)	95,560	*
John D. Tamerius, Ph.D.(15)	164,873	*
Linda M. Tanner(16)	114,998	*
All directors and executive officers as a group (12 persons)(17)	3,159,027	10.82%

*
Less than one percent

(1)
Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated.

(2)
The percentage ownership for each stockholder is calculated by assuming the exercise or conversion of all warrants, rights, options and convertible securities held by such holder exercisable or convertible within 60 days of the Record Date, and the non-exercise and non-conversion of all other outstanding warrants, rights, options and convertible securities.

(3)
Based on the Amendment No. 1 to Schedule 13G, as filed February 14, 2002, by Oracle Partners, L.P., Oracle Associates, LLC and Mr. Feinberg in which Mr. Feinberg reported the beneficial ownership of 2,488,200 shares of common stock. Mr. Feinberg reported that these shares of common stock are held directly by Mr. Feinberg (10,000 shares), Oracle Partners, L.P. ("Oracle Partners") (1,484,400 shares), Oracle Institutional Partners, L.P. ("Oracle Institutional") (394,800 shares), SAM Oracle Investments, Inc. ("SAM Investments") (196,100 shares), and Oracle Offshore Limited ("Oracle Offshore") (402,900 shares). Mr. Feinberg serves as the senior managing Member of Oracle Associates, LLC ("Oracle Associates"), the general partner of Oracle Partners and Oracle Institutional, and is the sole shareholder and president of Oracle Investment Management, Inc. (the "Investment Manager"), which serves as investment manager to and has investment discretion over the securities held by SAM Investments and Oracle Offshore.

(4)
Based on his Schedule 13D, filed October 23, 2000, in which Jack W. Schuler reported the beneficial ownership of 1,887,931 shares of common stock. Mr. Schuler reported that 1,628,906 shares are held by him directly, 144,400 shares are held through individual retirement accounts of which he is the beneficiary, and 114,625 shares are held by the Schuler Family Foundation, of which Mr. Schuler is one of three directors.

(5)
Based on the Schedule 13G, filed January 30, 2002, by LeRoy C. Kopp, Kopp Holding Company and Kopp Investment Advisors, Inc. Mr. Kopp is the sole owner of Kopp Holding Company, and Kopp Holding Company is the sole owner of Kopp Investment Advisors, Inc. The Schedule 13G discloses that 3,121,100 of the shares are held in a fiduciary or representative capacity by Kopp Investment Advisors, Inc., an investment advisor registered under the Investment Advisors Act of 1940.

(6)
Includes 1,122,395 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date. André de Bruin previously served as a part-time employee of Quidel. As a part-time employee, Mr. de Bruin received a nonstatutory stock option to purchase up to 300,000 shares of common stock, at an exercise price equal to 100% of the fair market value on the date of grant. Mr. de Bruin's part-time employment ended as of June 9, 1998, when he was appointed President and Chief Executive Officer. The terms of the offer made to Mr. de Bruin included the cancellation and termination of the existing 300,000 options and the issuance of a new grant of options to purchase up to 1,428,420 shares of the common stock. These options vest as follows: 25,000 options vested immediately, 927,280 options will vest ratably over four years at a rate of 6.25% per quarter (i.e., 57,955 shares per quarter) and the remaining 476,140 options will vest after four years, or earlier, upon Quidel's attainment of performance milestones agreed upon by the Board of Directors and Mr. de Bruin of which 238,070 options have vested. The first 30,769 stock options to vest in any calendar year will be Incentive Stock Options. The remaining options that vest in a calendar year will be Non-Qualified Options.

(7)
Includes 50,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date and 26,427 shares of common stock held in a family trust.

(8)
Includes 68,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(9)
Includes 117,187 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date. In connection with Mr. Kay's appointment as Quidel's President and Chief Operating Officer on January 1, 2001, he was granted an option to purchase up to 375,000 shares of Quidel common stock at an exercise price of $5.0312 per share. Mr. Kay's option vested with respect to 93,750 of the 375,000 shares on January 1, 2002. The balance of the shares vest at a rate of 23,437.50 shares per calendar quarter following January 1, 2002. In addition, on August 13, 2001, in connection with Mr. Kay's promotion to Chief Executive Officer of Quidel, he was granted an option to purchase 125,000 shares of Quidel common stock at an exercise price of $5.20 per share. Mr. Kay's August 13th option vests with respect to 31,250 shares on the first anniversary date of the grant and 7,812.50 shares at the end of each full calendar quarter following the first anniversary of the date of grant.

(10)
Includes 52,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(11)
Includes 224,747 outstanding shares of common stock held by Amphion Ventures L.P. (formerly Wolfensohn Partners L.P.), 10,000 outstanding shares of common stock held by Antiope Partners L.L.C. and 100 outstanding shares of common stock held by Amphion Investments L.L.C. Richard C.E. Morgan may be deemed to have voting and investment power as to all of the shares held by Amphion Partners L.L.C., Antiope Partners L.L.C. and Amphion Investments L.L.C. because of his position as general partner of the sole general partner of Amphion Partners L.L.C., Antiope Partners L.L.C. and Amphion Investments L.L.C. Mr. Morgan disclaims beneficial ownership as to all these shares. The amount also includes 68,500 shares of common stock issuable to Mr. Morgan upon exercise of options that are exercisable on or within 60 days after the Record Date.

(12)
Includes 3,000 shares of common stock held in trusts to benefit the children of Mary Lake Polan M.D., Ph.D. Dr. Polan has no authority to vote or dispose of these 3,000 shares and Dr. Polan disclaims beneficial ownership of these 3,000 shares, except to the extent of her pecuniary interest, if any. The amount listed also includes 56,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(13)
Represents 12,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(14)
Includes 94,309 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(15)
Includes 153,279 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(16)
Represents 114,998 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(17)
All directors, nominees for director and named executive officers as a group, including 1,911,168 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

With the exception of information relating to stock options issued by Quidel, all information with respect to beneficial ownership of the shares referred to in this section is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to Quidel by the beneficial owners.

EXECUTIVE COMPENSATION

        The following table sets forth the cash compensation paid or accrued by Quidel to (i) each person serving as Chief Executive Officer, and (ii) the other four most highly compensated executive officers who were serving as of December 31, 2001.

Compensation Awards
Annual Compensation
Name and Principal Positions	Fiscal Year Ended					All Other Compensation ($)(2)
			Salary($)(1)	Bonus ($)	Options(#)
S. Wayne Kay(3) President and Chief Executive Officer	12/31/01 12/31/00 12/31/99 3/31/99	*	344,231 — — —	— — — —	500,000 — — —	209,346 — — —
André de Bruin(4) Chief Executive Officer	12/31/01 12/31/00 12/31/99 3/31/99	*	353,848 393,433 292,300 361,286	— — — —	— — — 1,428,420	2,937 3,559 2,670 173,495
Paul E. Landers(5) Vice President, Chief Financial Officer and Secretary	12/31/01 12/31/00 12/31/99 3/31/99	*	64,615 — — —	— — — —	— — — —	12,374 — — —
Mark E. Paiz(6) Senior Vice President, Information Technology and Supply Chain Management	12/31/01 12/31/00 12/31/99 3/31/99	*	197,376 188,750 159,156 132,590	7,500 — — 6,000	25,000 25,000 142,000 52,000	2,585 71,250 1,220 —
John D. Tamerius(7) Vice President and General Manager, Northern California Operations	12/31/01 12/31/00 12/31/99 3/31/99	*	193,503 185,452 145,425 174,265	— — — —	12,000 12,500 20,000 15,000	4,278 54,353 2,174 —
Linda M. Tanner(8) Senior Vice President, International Operations	12/31/01 12/31/00 12/31/99 3/31/99	*	177,427 169,070 124,969 146,432	— 20,000 — —	10,000 75,000 15,000 15,000	2,389 64,934 1,690 —

*
For the nine month period ended December 31, 1999.

(1)
The amounts shown include cash compensation the executive officers earned and received, or deferred pursuant to Quidel's 401(k) Plan. Quidel began making contributions to executive officers' accounts under the 401(k) Plan in July 1999.

(2)
During the year ended December 31, 2001, Quidel made contributions under the 401(k) Plan for Mr. Kay, Mr. de Bruin, Mr. Landers, Mr. Paiz, Dr. Tamerius and Ms. Tanner of $2,625, $2,181, $692, $2,426, $2,541, and $2,159, respectively. The Company also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this life insurance plan for Mr. Kay, Mr. de Bruin, Mr. Landers, Mr. Paiz, Dr. Tamerius, and Ms. Tanner were $746, $756, $144, $159, $1,737, and $230, respectively.

(3)
Mr. Kay joined Quidel as President and Chief Operating Officer on January 1, 2001. Quidel paid the costs of Mr. Kay's relocation to the San Diego area. A portion of the relocation assistance was taxable and Quidel "grossed-up" the taxable amounts based on the applicable federal and state tax rates. The total compensation relating to Mr. Kay's relocation amounted to $129,111. In January

  2001, Quidel loaned Mr. Kay $200,000 at an interest rate of 4.77% to assist with his relocation to the San Diego area. One quarter of the principal and interest owing on Mr. Kay's loan will be forgiven each December 31 over a four year period, provided Mr. Kay is an employee of Quidel on that date. As of December 31, 2001, $76,864 was included in Mr. Kay's compensation. This represents one quarter of the loan forgiveness which was "grossed up" to include applicable federal and state taxes.

(4)
At the meeting of the Board of Directors on August 8, 2001, the Board voted to appoint Mr. de Bruin Executive Chairman of the Board of Directors. Previous to that, Mr. de Bruin had served as Quidel's Chief Executive Officer since June 8, 1998. Quidel paid the costs of Mr. de Bruin's relocation to the San Diego area in 1999. A portion of the relocation assistance was taxable and Quidel "grossed-up" the taxable amounts based on the applicable federal and state tax rates. The total compensation relating to Mr. de Bruin's relocation amounted to $173,495.

(5)
Mr. Landers became Vice President, Chief Financial Officer and Secretary of Quidel in September 2001. If Mr. Landers had been employed by Quidel for the entire 2001 fiscal year, Mr. Landers' annual salary would have been $200,000. In connection with Mr. Landers initial employment, Mr. Landers has received $11,538 for relocation expenses.

(6)
Mr. Paiz, the Company's Senior Vice President, Information Technology and Supply Chain Management, was previously promoted to Senior Vice President, Product Development and Supply Operations in August 1999 and was granted an additional 50,000 stock options. In January 2000, the Company loaned Mr. Paiz $172,544 at an interest rate of 7% to assist with his relocation to the San Diego area. Mr. Paiz repaid his obligation in full in April 2000. Previously, Mr. Paiz was appointed Vice President, Operations in June 1998, and he received a signing bonus of $6,000.

(7)
In October 1999, Dr. Tamerius was appointed Vice President and General Manager, Northern California Operations. With this appointment, Dr. Tamerius relocated from San Diego, CA to Mountain View, CA. To assist with the relocation, the Company loaned Dr. Tamerius $130,000 at an interest rate of 7%. The principal on this loan was repaid in full in March 2000.

(8)
In connection with Ms. Tanner's initial employment, Ms. Tanner received a signing bonus of $20,000 and payment of $63,123 for relocation expenses.

Option Grants During the Year Ended December 31, 2001

        The following table summarizes options granted to the following executive officers during the year ended December 31, 2001, and the value of the options held by these officers at December 31, 2001. Quidel has not granted Stock Appreciation Rights.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#/Sh)(1)	% of Total Options Granted During the Year Ended December 31, 2001(2)		Exercise or Base Price ($/Sh)(3)	Expiration Date(4)	Grant Date Present Value($)(5)
S. Wayne Kay	375,000 125,000	29.4 9.8	% %	5.031 5.200	1/1/11 8/13/11	1,886,700 650,000
André de Bruin	—	—		—	—	—
Paul E. Landers	150,000	11.3%		4.95	9/4/11	754,680
Mark E. Paiz	15,000 10,000	1.2 0.8	% %	4.81 4.98	2/16/11 8/31/11	72,188 49,800
John D. Tamerius	12,000	0.9%		4.81	2/16/11	57,750
Linda M. Tanner	10,000	0.8%		4.81	2/16/11	48,125

(1)
All options granted in the year ended December 31, 2001 vest over a four-year period commencing on the date of grant. The exercise price of the above options is equal to the fair market value of the common stock on the date of grant.

(2)
Options representing a total of 1,274,000 shares of common stock were granted during the year ended December 31, 2001.

(3)
The exercise price on the date of grant was equal to 100% of the fair market value.

(4)
The options have a term of ten years, subject to earlier termination related to the termination of employment.

(5)
The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31, 2001: risk free interest rate of 4.6%, expected option life of 6.5 years, expected volatility of 2.9 and a dividend rate of zero. Option valuation using a Black-Scholes-based option pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions and continued service with Quidel, since options remain exercisable for only a limited period following retirement, death or disability. The values reflected in this table or any other value may not be achieved.

Aggregated Option Exercises for the Year Ended December 31, 2000 and Option Values at December 31, 2001

        The following table sets forth information for the following executive officers regarding the exercise of stock options in fiscal 2001 and the number of stock options exercisable and unexercisable at the end of fiscal 2001.

			Number of Securities Underlying Unexercised Options at December 31, 2001(#)
					Value of Unexercised In-the-Money Options at December 31, 2001($) (2)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
S. Wayne Kay	—	—	—	500,000	—	1,308,300
André de Bruin	10,000	42,800	1,064,440	353,980	4,726,114	1,571,671
Paul E. Landers	—	—	—	150,000	—	411,000
Mark E. Paiz	80,187	373,126	65,375	104,438	252,400	400,433
John D. Tamerius	—	—	154,374	30,126	612,662	94,010
Linda M. Tanner	—	—	92,187	117,813	273,421	303,509

(1)
Future exercisability is subject to a number of factors, including the optionee remaining employed by Quidel.

(2)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2001 ($7.69 per share), less the exercise price.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

        S. Wayne Kay joined Quidel on January 2001 as President and Chief Operating Officer. Mr. Kay became a member of Quidel's Board of Directors on May 23, 2001 and was promoted to President and Chief Executive Officer on August 8, 2001. Upon the commencement of his employment, Mr. Kay entered into a written employment agreement with Quidel which was amended on August 10, 2001 to reflect his promotion to Chief Executive Officer. His minimum base salary is $375,000 per annum, subject to adjustment upward by the board of directors, plus a bonus to be determined annually by the board based upon attainment of goals set by the board, up to a maximum of 35% of Mr. Kay's base salary. At the time of commencement of Mr. Kay's employment, Quidel also provided to Mr. Kay a forgivable loan in the amount of $200,000 to assist in the purchase of a new home. The loan documents provide that the loan will be forgiven over a four year period, with 25% of the loan amount, plus applicable interest, to be forgiven on each anniversary of Mr. Kay's employment date; provided, that, if Mr. Kay's employment is terminated prior to full forgiveness of the loan, Mr. Kay will be required to repay the remaining portion of the loan, including interest, within 30 days following the termination of his employment.

        Under the employment agreement, as amended, Mr. Kay is an "at-will" employee, which means that either Mr. Kay or Quidel may terminate Mr. Kay's employment with Quidel at any time. However, if Mr. Kay's employment with Quidel is terminated without cause or he terminates his employment for good reason (as such terms are defined in his employment agreement) he is entitled to a severance payment equal to twelve (12) months of his then base salary, a pro-rated portion of his bonus (unless termination of Mr. Kay's employment is in connection with a change in control), payment of insurance premiums for a period of twelve (12) months following termination, and forgiveness of all principal and interest then outstanding on the home loan. In addition, Quidel's Board of Directors is required to consider whether vesting of Mr. Kay's stock options will be accelerated.

        André de Bruin served as Quidel's Chief Executive Officer from June 9, 1998 until he was appointed Executive Chairman of Quidel's Board of Directors on August 8, 2001. Mr. de Bruin's employment agreement with Quidel was amended on August 13, 2001 to reflect the revised scope of

Mr. de Bruin's responsibility. Mr. de Bruin's employment agreement, as amended, provides for a base salary from August 13, 2001 until the 6 month anniversary of the amendment date of $16,667 per month, during which time Mr. De Bruin is required to make himself available to work an aggregate of 520 hours for Quidel. From the six month anniversary of the amendment date until termination of the employment agreement, Mr. de Bruin will receive a base salary of $8,344 per month, and from the six month anniversary of the amendment date until the first anniversary of the amendment date, Mr. de Bruin will be required to make himself available to work an aggregate of 260 hours for Quidel. After the first anniversary of the amendment date, Mr. de Bruin will be required to make himself available to work for Quidel an average of 10 hours per week. Mr. de Bruin is also entitled to receive 75% of the bonus for calendar year 2001 Mr. de Bruin would have been entitled to receive if he had remained Quidel's Chief Executive Officer for the entire 2001 year, as well as an Office/Administrative allowance of $1,000 per month. The Compensation Committee of Quidel's Board of Directors has the sole discretion to determine whether Mr. de Bruin will be eligible to participate in management bonus programs for periods after December 31, 2001. Mr. de Bruin's employment agreement may be terminated by either Mr. de Bruin or Quidel upon at least three (3) months advance written notice, unless termination is for cause (as such term is defined in Mr. de Bruin's employment agreement, as amended), in which case Mr. de Bruin's employment may be terminated immediately; provided, however, that neither Quidel nor Mr. de Bruin may terminate the amended employment agreement prior to the first anniversary of the amendment date, except for cause.

        Each of Mr. Kay and Mr. de Bruin's stock option agreements with Quidel provide that upon a "change in control" of Quidel, all options automatically vest and become exercisable immediately prior to such change in control. For purposes of each of Mr. Kay and Mr. de Bruin's employment agreements and stock option agreements, a change in control is deemed to have occurred (a) if any person, other than Quidel or any employee benefit or stock ownership plan of Quidel or any underwriter becomes the beneficial owner, directly or indirectly of securities of Quidel representing 50% or more of the outstanding shares of common stock of Quidel or the combined voting power of Quidel's then outstanding securities entitled to vote generally in the election of directors; (b) if individuals who at the date of the option grant constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period is approved by a vote of directors representing at least a majority in which case each such director shall be deemed to be a director serving on the option grant date, unless such individual is nominated or elected by a person who exercises voting power with respect to 20% or more of Quidel's common stock, in which case such newly elected director must be approved by a vote of directors representing at least two-thirds of the members of the board in office, or deemed to be in office on the option grant date, to be deemed to be a director serving on the option grant date; (c) upon consummation by Quidel of the sale or other disposition of substantially all of its assets or a reorganization or merger or consolidation of Quidel with any other person, entity or corporation, other than a reorganization that does not result in a material change in beneficial ownership of the voting securities of Quidel or any other reorganization where more than 50% of the combined voting power of the voting securities of Quidel immediately prior to the reorganization continue to represent more than 50% of the voting power of the entity following the reorganization; or (d) upon approval by stockholders of Quidel or an order by a court of competent jurisdiction of a plan of liquidation of Quidel.

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Public Accountants for 2001

        The Board of Directors, on the recommendation of the Audit Committee, selected the firm of Arthur Andersen LLP as its independent public accountants for the fiscal year ended December 31, 2001. Quidel does not expect a representative of Arthur Andersen LLP to be present at the Annual Meeting.

        Arthur Andersen LLP's report on the financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. In addition, during the two most recent fiscal years, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. During these same periods, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v)(A-D) of Regulation S-K. In addition, no consultations listed in Item 304(a)(2)(i)-(ii) occurred during these same periods.

Independent Public Accountants for 2002

        On April 4, 2002, the Board of Directors, on the recommendation of the Audit Committee, appointed the firm of Ernst & Young LLP as its independent public accountants for the fiscal year ending December 31, 2002. This decision to change independent public accountants was not the result of any disagreement between Quidel and Arthur Andersen LLP, but reflected the Board of Directors and the Audit Committee's view that changing independent public accountants was in the best interests of Quidel. The appointment of Ernst & Young LLP was made after careful consideration by the Board of Directors and the Audit Committee. Quidel expects a representative of Ernst & Young LLP will be present at the Annual Meeting, to have an opportunity to make a statement if he or she so desires, and to be available to respond to appropriate questions.

Audit Fees

        The fees paid to Quidel's independent public accountants, Arthur Andersen LLP, during the year ended December 31, 2001 for professional services rendered for audit of Quidel's 2001 financial statements and reviews of Quidel's financial statements included in Quidel's quarterly reports on Form 10-Q for 2001 were $145,000.

Financial Information Systems Design and Implementation

        Quidel's independent public accountants have performed no services relating to the operation or supervising of Quidel's information system, managing Quidel's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information significant to Quidel's financial statements as a whole.

All Other Fees

        During the year ended December 31, 2001, Quidel also paid to Arthur Andersen LLP approximately $331,000 of fees for all other services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the directors and executive officers of Quidel and persons who own more than ten percent (10%) of Quidel's common stock are required to report their initial ownership of Quidel common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and The Nasdaq National Market. Specific due dates for these reports have been established, and Quidel is required to disclose in this Proxy Statement any late filings during the year ended December 31, 2001. To Quidel's knowledge, based solely on its review of the copies of the reports required to be furnished to Quidel, all of the reports were timely filed, with the following exceptions:

  •
  Ms. Wattleton failed to timely file a Form 4 with respect to a January 5, 2001 broker-assisted cashless exercise of 23,500 stock options and subsequent sale of Quidel common stock.

  •
  Mr. Landers failed to timely file a Form 3 within the required 10 day period following his appointment as Vice President, Chief Financial Officer and Secretary of Quidel to indicate he did not own any securities of Quidel on the date of his appointment.

        Forms were subsequently filed with the Securities and Exhange Commission for these transactions.

        To assist Quidel's officers and directors with complying with their reporting responsibilities under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, Quidel has implemented a Section 16 compliance program whereby Quidel sends a monthly written reminder to Quidel's officers and directors that they must report transactions in Quidel securities on a Form 4 and asking them to submit to Quidel any information on transactions in Quidel securities during the previous month.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors administers Quidel's executive compensation programs and approves salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for reporting to the Board and administering all other elements of executive compensation, including annual incentive awards and stock options.

Philosophy

        The executive compensation program is structured to support the Company's mission, values and corporate strategies. The executive compensation programs are designed to provide competitive levels of total compensation in order to attract, retain and motivate high-quality senior management by providing what the Company believes to be a competitive total compensation package based on both individual and corporate performance. The executive compensation program is composed of three elements: (1) competitive base salaries which reflect individual performance, (2) annual incentive opportunities which are a function of individual and business performance payable in cash, and (3) long-term stock-based incentive opportunities pursuant to the Company's stock incentive plans which link the interests of senior management and the Company's stockholders. The mix of total compensation is designed to cause greater variability in the individual's absolute year-to-year compensation based on the success of the Company and the individual contribution to that success. The total compensation program provides focus on both short-term and long-term results.

        The Compensation Committee does not currently anticipate that the compensation of any executive officer during fiscal 2002 will materially exceed the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code.

Base Salary

        Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Compensation Committee reviews management recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies in the medical and biotechnology industry. Individual salary determinations are based on experience, sustained performance and comparison to peers inside and outside of Quidel.

Annual Incentive Awards

        Quidel maintains a senior management incentive compensation plan that is designed to reward senior management for their contributions to corporate and individual objectives. Under the plan, each participating officer is entitled to receive a cash bonus if certain corporate goals are met in a particular fiscal year.

        Each eligible employee's potential annual award under the plan is expressed as a percentage of the total base compensation earned by the individual during the fiscal year. For the year ended December 31, 2001, the percentages for the Chief Executive Officer were 40% for Mr. de Bruin and 35% for Mr. Kay and all participating Vice Presidents were set at 30%. These percentages could be increased in the event the maximum target levels are exceeded for corporate goals. For the year ended December 31, 2001, certain targeted corporate goals were not achieved and incentive compensation has not been awarded to date.

Stock Options

        The Compensation Committee administers the Company's stock option plans and makes grants of stock options. The plans are designed to align the interests of management with those of the stockholders. The number of stock options granted is related to the recipient's base compensation and level of responsibility. All options are granted with an option exercise price equal to the fair market value of the common stock on the date of grant and generally vest over a four-year period. The Compensation Committee, in its discretion, may grant additional options to executive officers, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance, or annually based upon Company and individual performance. The option grant will have value to the officer only if he or she continues in the Company's services during the vesting period and then only if the market price of the underlying option shares appreciates over the option term.

Compensation of the Chief Executive Officer

        The Chief Executive Officer participates in the same executive compensation program provided to the other executive officers and senior management of the Company as described above. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, the Board of Directors approves business goals to include financial measures, which are used to evaluate the Chief Executive Officer's performance for the year.

        Mr. de Bruin served as Chief Executive Officer until August 8, 2001. Total cash compensation paid to Mr. de Bruin for the year ended December 31, 2001 was $353,848 in base salary. Mr. Kay has served as our President and Chief Executive Officer since August 8, 2001 and as our President and Chief Operating Officer from January 1, 2001 to August 10, 2001. Total cash compensation paid to Mr. Kay for the year ended December 31, 2001 was $344,231 in base salary. Specific accomplishments that were considered by the Board and occurred during this period are as follows: (1) business operations performance, (2) FDA clearance and CLIA waiver of new Strep A and (3) successful facilities consolidation of our Northern California operations, (4) successful launch of QuickVue Influenza test in Japan and (5) successful integration of the urine test strip manufacturing operation in Marburg, Germany.

Compensation Committee
Richard C.E. Morgan (Chairman) John D. Diekman, Ph.D Mary Lake Polan, M.D., Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Morgan, Dr. Diekman and Dr. Polan are not current or former officers or employees of Quidel, and none of these persons has engaged in any transaction which would be required to be disclosed in this proxy by Item 404 of Regulation S-K. None of the members of Quidel's Compensation Committee serves as an executive officer of an entity whose compensation committee includes executive officers of Quidel. None of the members of Quidel's Compensation Committee serves as an executive officer of an entity whose board of directors includes executive officers of Quidel.

REPORT OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

        The Audit Committee reviews Quidel's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Quidel's independent public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

        Under rules promulgated by the Securities and Exchange Commission ("SEC"), for all votes of stockholders occurring after December 15, 2000, the proxy statement must contain a report of the Audit Committee addressing several issues. In addition, the SEC recommends that committees adopt written charters and that any such charter be attached to the proxy statement at least once every three years. Our Audit Committee adopted a charter in May 2000, which was included in last year's Proxy Statement as Appendix C.

        All of the members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Under the rule, a director will not be considered independent if, among other things, he or she has:

  •
  been employed by the corporation or its affiliates in the current or past three years or accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

  •
  an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

  •
  been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  •
  been employed as an executive of another entity when any of the company's executives serve on that entity's compensation committee.

        The Audit Committee has reviewed and discussed Quidel's financial statements for 2001 with Quidel's management. The Audit Committee discussed with Quidel's auditors the matters required to be discussed under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

        The Audit Committee has received the written disclosures and the letter from Quidel's independent accountants Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Arthur Andersen LLP its independence from Quidel. The Audit Committee has also considered whether the independent public accountants' provision of non-audit services to Quidel is compatible with the auditor's independence.

        Based on the review and discussions outlined above, the Audit Committee recommended to Quidel's Board of Directors that the audited financial statements be included in Quidel's annual report on Form 10-K for the year ended December 31, 2001.

Audit Committee
Thomas A. Glaze, (Chairman) Margaret G. McGlynn, R. Ph. Faye Wattleton

STOCKHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Quidel's common stock with the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Pharmaceutical Index for the period beginning March 31, 1997 and ending December 31, 2001. The graph assumes that all dividends have been reinvested.

	Base Period Mar97	Mar98	Mar99	Dec99	Dec00	Dec01
Quidel Corporation	100	78.22	50.33	173.01	126.61	193.51
NASDAQ Pharmaceutical Index	100	119.23	151.12	259.87	324.15	276.25
NASDAQ Market Index — U.S.	100	151.57	204.79	339.29	204.08	161.93

ANNUAL REPORT

        The 2001 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The annual report is not incorporated into, and is not deemed to be a part of, this Proxy Statement.

        A copy of Quidel's annual report on Form 10-K as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may call (858) 646-8031, or e-mail at ir@quidel.com.

DEADLINE FOR STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR 2003 ANNUAL MEETING

        Any eligible stockholder of Quidel wishing to have a proposal considered for inclusion in Quidel's 2003 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Quidel on or before December 13, 2002. The Board of Directors of Quidel will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 2003 proxy solicitation materials. A stockholder is currently eligible to present proposals if he or she is the record or beneficial owner of at least one percent or $2,000 in market value of securities entitled to be voted at the 2003 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

        The bylaws of Quidel provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided above, not less than 60 days nor more than 90 days prior to the scheduled Annual Meeting. However, if less than 60 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which the notice of the date of the scheduled Annual Meeting was mailed or the day on which the public disclosure was made. A stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on Quidel's records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to Quidel's Secretary the information required to be set forth in the notice of nomination pertaining to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with Quidel's bylaws, and if the chairman should make this determination, the defective nomination will be disregarded.

        Stockholders who do not present proposals for inclusion in the proxy solicitation materials, but who still intend to submit a proposal at the 2003 Annual Meeting must, in accordance with Quidel's bylaws, provide timely notice of the matter to the Secretary. To be timely, written notice must be received by the Secretary no less than 60 days nor more than 90 days prior to the Annual Meeting. If less than 60 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given, then notice of the proposed business matter must be received by the Secretary at the address set forth on the first page of this Proxy Statement no later than the close of business on the 10th day following the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder's name and address, as they appear on Quidel's records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of the stockholder proposal. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that the business was not properly brought before the meeting in accordance with Quidel's bylaws, and if the chairman should make this determination, the business shall not be transacted at the meeting.

OTHER BUSINESS

        Quidel knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California
April 12, 2002

Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy in the enclosed envelope. Prompt response is helpful and your cooperation will be appreciated.

QUIDEL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on Tuesday, May 21, 2002 at 10:30 a.m., at the Del Mar Marriott Hotel, 11966 El Camino Real, San Diego, California 92130, and hereby appoints S. Wayne Kay and Paul E. Landers, and each of them, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
QUIDEL CORPORATION

MAY 21, 2002

Please Detach and Mail in the Envelope Provided

/x/    Please mark your votes as in this example.

1.
To elect seven directors to serve for the ensuing year and until their successors are elected.
If you wish to withhold authority to vote for any nominee, strike a line through that nominee's name. If no choice is indicated, the proxy will be voted FOR all nominees listed.

/ / / /	FOR all nominees listed at right (except as indicated) WITHHOLD authority to vote for all nominees listed to right.	NOMINEES: André de Bruin Thomas Glaze S. Wayne Kay Margaret G. McGlynn, R.Ph. Richard C. E. Morgan Mary Lake Polan, M.D., Ph.D. Faye Wattleton
2.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD

Signature(s):	Date:

NOTE: This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appear herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

QuickLinks

ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2002
VOTING
CHANGE IN FISCAL YEAR END
PROPOSAL 1 ELECTION OF DIRECTORS
Board of Directors' Meetings and Committees
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCKHOLDER RETURN PERFORMANCE GRAPH
ANNUAL REPORT
DEADLINE FOR STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2003 ANNUAL MEETING
OTHER BUSINESS